SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13, OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) MAY 14, 1996

                             HOMEOWNERS GROUP, INC.
                   ------------------------------------------
                      (Exact name as specified in charter)

          DELAWARE                   0-17338            65-0033743
          --------                   -------            ----------
(State or other jurisdiction       (Commission        (IRS Employer
      of incorporation)            File Number)      Identification No.)

        400 SAWGRASS CORPORATE PARKWAY, SUNRISE, FLORIDA      33325
        -------------------------------------------------------------
        (Address of principal executive offices)           (Zip code)

        Registrant's telephone number, including area code (954) 845-2360


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ITEM 1.  CHANGES IN CONTROL

(a) The Company announced on May 15, 1996 that it has entered into a definitive merger agreement (the "Merger Agreement") with The Cross Country Group, Inc. ("Cross Country"), pursuant to which Cross Country will acquire all of the outstanding shares of the Company for $2.35 per share in cash. The funding of the purchase is anticipated to be financed by Fleet Bank. As of April 23, 1996, Cross Country held approximately 7.6% of the Company's outstanding stock. The merger is subject to a number of conditions, including approval of the transaction by the stockholders of the Company and by regulatory authorities. The Board of Directors has approved the transaction and will recommend ratification of the agreement at the Special Stockholders' meeting called to consider the merger. The meeting and the closing are anticipated in late September. In consideration of the Merger Agreement, each of the current Board of Directors has entered into a Voting Agreement, under which each has agreed to vote all shares which he or she is entitled to vote, to approve and adopt the Merger Agreement, the Merger and all agreements related to the merger and all actions related thereto, at any meetings which such Merger Agreement and other related agreements or such other actions with respect to the merger or the merger agreement are submitted for the consideration and vote of the stockholders of the Company.

(b) The following table sets forth information concerning beneficial ownership, as of April 23, 1996, by persons known to the Company (based upon filings on Schedules 13D and 13G filed pursuant to the Securities Exchange Act of 1934) to own more than 5% of the Company's outstanding voting securities.

                                                                                       Beneficial Ownership
                                                                                  -------------------------------
                                                                                    Shares             Percent
                                                                                  ------------        -----------
      Carl Buccellato...........................................................    523,453     (2)       9.0%

      Melvin Stewart............................................................    305,375     (3)       5.5%

      C. Gregory Morris.........................................................     30,000     (4)       0.5%

      Diane M. Gruber...........................................................     20,050     (5)       0.4%

      Gary D. Lipson............................................................     33,500     (6)       0.6%

      Michael A. Nocero, Jr. M.D................................................    135,500     (7)       2.1%

      Sandra Stewart Bernstein..................................................    406,862     (8)       7.3%
      2810 North 46th Avenue
      Hollywood, FL  33021

      Dimensional Fund Advisors, Inc............................................    361,300     (8)       6.5%
      1299 Ocean Avenue
      Santa Monica, CA  90401

      T. Rowe Price Small Cap Value Fund, Inc...................................    350,000     (8)       6.3%
      100 E. Pratt Street
      Baltimore, MD  21202

      The Cross Country Group, Inc..............................................    420,100     (9)       7.6%
      4040 Mystic Valley Parkway
      Boston, MA  02155

      All Directors and Executive Officers as a Group (6 persons)...............  1,047,878    (10)      17.8%

- ----------
(1) The address of all executive officers and directors is 400 Sawgrass Corporate Parkway, Sunrise, FL 33325.

(2) Includes 14,397 shares of common stock held by Carl Buccellato as Trustee of the Renee Buccellato Trust, the Lori Ann Buccellato Trust and the Matthew Buccellato Trust. Includes presently exercisable options to purchase 260,000 shares of common stock.

(3) Includes 243,701 shares of common stock held by Melvin Stewart as Trustee of the Melvin Stewart Trust. Also includes 15,788 shares of common stock held by Mitchell Stewart as Trustee of the Bari Udell Trust, as to which trust Melvin Stewart has the power to direct the voting and investment of such shares as trust advisor and as to which beneficial ownership is disclaimed by Mr. Stewart.

(4) Consists of options to purchase 30,000 shares of common stock.

(5) Includes presently exercisable option to purchase 10,000 shares of common stock. The total does not include 1,000 shares owned by Gayle N. Gruber, Ms. Gruber's daughter, as to which beneficial ownership is disclaimed by Ms. Gruber.

(6) Includes options to purchase 17,500 shares of common stock.

(7) Includes 70,000 shares of common stock owned under a retirement plan for the benefit of Michael A. Nocero, Jr. M.D. and indirect ownership of 24,000 shares owned by his daughters. Includes presently exercisable options to purchase 17,500 shares of common stock.

(8) Ownership shares and percentages based upon the Schedules 13G as provided to the Company.

(9) Ownership shares and percentages based on Schedules 13D as provided to the Company. Consists of three related parties that own positions, NAPAQ Corporation, Cross Country Motor Club, Inc. and Jeffrey C. Wolk.

(10) Includes an aggregate of 335,000 shares which the officers and directors have the right to acquire within 60 days of April 23, 1996, through the exercise of options.

ITEM 7. EXHIBITS

Exhibit 10.38   Agreement and Plan of Merger

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HOMEOWNERS GROUP, INC.

JUNE 9, 1996                              /s/ C. GREGORY MORRIS
- ------------                              ----------------------------------
 (Date)                                   C. Gregory Morris
                                          Chief Financial Officer